Exhibit 99.1

FOR IMMEDIATE RELEASE Teton Energy Corporation 410 17th Street, Suite 1850 Denver, CO 80202 www.teton-energy.com

Company contact:

Gillian Kane

(303) 565-4600 ext. 101

gkane@teton-energy.com

www.teton-energy.com

Teton Energy Appoints Bill I. Pennington as Chief Financial Officer

DENVER, May 19 /PRNewswire-FirstCall/ — Teton Energy Corporation (Amex: TEC), an independent Rocky Mountain oil and natural gas producer, today announced the appointment of Bill I. Pennington to the position of Executive Vice President and Chief Financial Officer. Mr. Pennington will also be responsible for all treasury, administration and investor relation’s functions. The appointment is effective June 1.

Between 1994 to 2004, Mr. Pennington served in several roles for Inland Resources, Inc., including President, Chief Financial Officer, and Director. Located in Denver, Inland was an independent oil and gas company with oil production primarily in the Uinta Basin. The company was taken private in 2003 and was sold for $575 million to Newfield Exploration in 2004. During his tenure with Inland, Mr. Pennington was an integral part of a team responsible for overseeing the Company’s growth and ultimate sale.

From 1987 to 1994, Mr. Pennington was President, Chief Financial Officer and Director of Lomax Exploration Company, a private oil and gas company which was merged with Inland in 1994.

Prior to 1987, Mr. Pennington served in a number of accounting capacities with Coopers and Lybrand and Arthur Young, including the audit function and assisted his clients with debt financings, corporate restructurings and IPOs.

“I am looking forward to working with the Teton team and view this as the perfect time to join the Company as its CFO,” commented Pennington. “I believe my experience in this sector and in the Rockies will prove critical as the Company continues its growth.”

Mr. Pennington is a Certified Public Accountant with a Bachelor of Business Administration and Accounting from Lamar University in Beaumont, Texas.

Karl F. Arleth, President and CEO, commented, “We are fortunate to be able attract a professional at Bill’s level of experience in the industry, especially during a time where qualified financial talent is in short supply. Teton will certainly benefit from his dedication, drive and past experience as a company builder. Bill’s E&P and financial community relationships will prove to be invaluable as Teton executes on its growth strategy.”

About Teton Energy Corporation

Denver-based Teton Energy Corporation is an independent oil and gas exploration and production company with operations in the Rocky Mountain region of the U.S. The Company’s common stock trades as TEC on the American Stock Exchange. More information about the Company is available on the Company’s website, www.teton-energy.com, and through additional press releases as the projects develop.

Forward-Looking Statements

This news release may contain certain forward-looking statements, including declarations regarding Teton and its subsidiary’s expectations, intentions, strategies and beliefs regarding the future within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements contained herein are based upon information available to Teton’s management as at the date hereof and actual results may vary based upon future events, both within and without the control of  Teton’s management, including risks and uncertainties that could cause actual results to differ materially including, among other things, the impact that additional acquisitions may have on the company and its capital structure, exploration results, market conditions, oil and gas price volatility, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, governmental regulations and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission. More information about potential factors that could affect the Company’s operating and financial results is included in Teton’s annual report on Form 10-K for the year ended December 31, 2005. Teton’s disclosure reports are on file at the Securities and Exchange Commission and can be viewed on Teton’s website at www.teton-energy.com. Copies are available without charge, upon request from the Company.